UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
March 23, 2010

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington (Address of principal executive offices)	98204 (Zip Code)
Registrant’s telephone number, including area code: (425) 514-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 23, 2010, Frontier Financial Corporation, the holding company for Frontier Bank, announced that Frontier Bank has received from the Federal Deposit Insurance Corporation (“FDIC”), a Supervisory Prompt Corrective Action Directive (“Directive”) dated March 16, 2010, due to Frontier Bank’s critically undercapitalized status.  The Directive requires that within 30 days of the effective date of the Directive, or by April 15, 2010, the Bank must either recapitalize by the sale of shares or obligations so that the Bank will be adequately recapitalized,  or accept an offer to be acquired by another institution.

The Directive also reiterates a number of restrictions already imposed on the Bank by the regulators, prohibiting the Bank from accepting or renewing brokered deposits, increasing assets, paying dividends, increasing compensation or paying bonuses to directors or officers, opening, relocating or selling new offices and requiring the Bank to comply with certain restrictions on interest rates and transactions with affiliates. The Bank was already subject to these restrictions prior to the issuance of the Directive, and key elements of the Bank’s strategic plan have included the reduction in its asset base and brokered deposits.

For further information about the Directive, see the full text of the Directive, which is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)  Exhibits

Exhibit 99.1	FDIC Supervisory Prompt Corrective Action Directive, dated March 16, 2010.
Exhibit 99.2	Press Release dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
March 23, 2010	/s/ Patrick M. Fahey
(Date)	Patrick M. Fahey Chief Executive Officer